UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  June 26, 2024
vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37524	47-3916571
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3980 Premier Drive, Suite 310
High Point, NC 27265
(Address of principal executive offices)
(336) 841-0300
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VTVT	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 26, 2024, vTv Therapeutics LLC (“vTv LLC”), a subsidiary of vTv Therapeutics Inc., entered into the Second Amendment to License Agreement with Newsoara Biopharma Co., Ltd. (“Newsoara”) (the “Second Amendment”) to amend the License Agreement previously entered into between vTv LLC and Newsoara on May 31, 2018 (the “Original Agreement”). Under the Second Amendment, upon Newsoara's payment of the upfront fee of $20 million, the Original License will be expanded to a global license. Newsoara has up to one year from the date of the Second Amendment to pay the upfront fee; if it fails to do so, then the Second Amendment will be null and void. The Second Amendment also requires Newsoara to pay vTv LLC up to $41 million in development milestones, $35 million in sales-related milestones and royalties in the mid to upper single digits depending upon sales volumes.

The foregoing description of the License Amendment is qualified in its entirety by reference to the Second Amendment, which the Company intends to file with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Paul J. Sekhri
Name:	Paul J. Sekhri
Title:	Chairman, President, and Chief Executive Officer
Dated: July 2, 2024